UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Applied DNA Sciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On February 11, 2025, Applied DNA Sciences, Inc. (the “Company”) issued the following press release, which contains information relating to the Company’s 2025 Special Meeting of Stockholders, to be held on February 14, 2025.

Applied DNA Reminds Shareholders to Vote Ahead of Special Meeting on February 14

STONY BROOK, N.Y. – February 11, 2025 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (“Applied DNA” or the “Company”), a leader in PCR-based DNA technologies, today issued a reminder to its shareholders to vote ahead of a reconvening of a Special Meeting of Stockholders (the “Special Meeting”) to be held on Friday, February 14, 2025 at 11:00 a.m.

The Company’s Board of Directors encourages any shareholder as of the record date of November 25, 2024, who has not yet voted their shares on the Warrant Exercise Proposal (as defined below), to contact Kingsdale Advisors to vote their shares: 1-855-682-9644 or by e-mail at contactus@kingsdaleadvisors.com.

The Special Meeting was originally held on January 23, 2025, but, due to a lack of quorum, was adjourned to allow additional time for the Company’s stockholders to vote on Proposal One (the “Warrant Exercise Proposal”) set forth in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission on December 10, 2024: to approve, in accordance with Nasdaq Listing Rule 5635(d), the exercisability of certain common stock purchase warrants, and the issuance of the common stock underlying such warrants, which warrants were issued in connection with an offering of securities of the Company that occurred on October 30, 2024.

About Applied DNA Sciences

Applied DNA Sciences is a biotechnology company developing technologies to produce and detect deoxyribonucleic acid (“DNA”). Using the polymerase chain reaction (“PCR”) to enable both the production and detection of DNA, we currently operate in three primary business markets: (i) the enzymatic manufacture of synthetic DNA for use in the production of nucleic acid-based therapeutics and the development and sale of a proprietary RNA polymerase (“RNAP”) for use in the production of mRNA therapeutics; (ii) the detection of DNA and RNA in molecular diagnostics and genetic testing services; and (iii) the manufacture and detection of DNA for industrial supply chain security services.

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YOUR VOTE IS IMPORTANT!

Your vote is important, and we ask that you please vote “FOR” the Warrant Exercise Proposal.

For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “About the Special Meeting” beginning on page 1 of the Proxy Statement or, if you request to receive printed proxy materials, your enclosed proxy card. Please note that shares held beneficially in street name may be voted by you in person at the Special Meeting only if you obtain a legal proxy from the broker, bank, trustee, or other nominee that holds your shares giving you the right to vote the shares.

If you have any questions or require any assistance with voting your shares, please call the Company’s proxy solicitor, Kingsdale Advisors, at:

1- 855-682-9644 (toll free) or 1-646-491-9095 (call or text outside North America) or by email at contactus@kingsdaleadvisors.com

Additional Information

In connection with the Company’s Special Meeting, the Company has filed with the U.S. Securities and Exchange Commission (“SEC”) and mailed to the shareholders of record entitled to vote at the Special Meeting a definitive proxy statement and other documents, including a proxy card. SHAREHOLDERS ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ALL OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC AND WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, including financial statements and any financial statement schedules required to be filed in accordance with SEC rules, will be sent without charge to any stockholder of the Company requesting it in writing from: Applied DNA Sciences, Inc., 50 Health Sciences Drive, Stony Brook, New York 11790, Attention: Beth Jantzen. We also make available, free of charge on our website, all of our filings that are publicly filed on the SEC’s EDGAR website, including Forms 10-K, 10-Q and 8-K, at www.adnas.com.

Investor Relations contact: Sanjay M. Hurry, 917-733-5573, sanjay.hurry@adnas.com

Web: https://investors.adnas.com

X: @APDN

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